Exhibit 99.1

VirTra Reports First Quarter 2025 Financial Results

Net Income Rises to $1.3 Million

Bookings Up 120% Year Over Year to $6.4 Million

CHANDLER, Ariz. — May 12, 2025 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement and military markets, reported results for the first quarter ended March 31, 2025. The financial statements are available on VirTra’s website and here.

First Quarter 2025 and Recent Operational Highlights:

●	First quarter bookings totaled $6.4 million, a strong increase from $2.9 million in Q1 2024 and contributing to $33.4 million in bookings over the last twelve months, reflecting continued traction despite persistent federal funding uncertainty, including delayed disbursements and continuing resolutions.

●	Backlog totaled $21.2 million as of March 31, 2025, including $9.9 million in Capital, $5.8 million in Service, and $5.5 million in STEP contracts.

●	V-XR® product momentum increased, with two units sold to date and growing interest reflected in active quotes and customer engagement.

●	Reentered the GSA procurement program with bundled offerings to streamline purchases and reduce sales cycle friction across federal and municipal buyers.

●	Advanced development work under the U.S. Army’s IVAS program, including expanded recoil kit validation and reliability testing in preparation for a potential production phase.

●	Maintained robust working capital at $35.3 million, positioning the Company for sustained growth and operational agility.

First Quarter 2025 Financial Highlights:

	For the Three Months Ended
All figures in millions, except per share data	March 31, 2025	March 31, 2024	% Δ
Total Revenue	$7.2	$7.3	-3%

Gross Profit	$5.2	$4.7	10%
Gross Margin	72.6%	64.2%	N/A

Net Income (Loss)	$1.3	$0.5	N/A
Diluted EPS	$0.11	$0.04	N/A
Adjusted EBITDA	$1.7	$1.2	N/A

*The March 31, 2024 column reflects restated financials.

Management Commentary

VirTra CEO John Givens stated, “We started 2025 with improved operational execution and a solid backlog foundation, though bookings moderated quarter-over-quarter due to delays in federal budget disbursements, standard seasonality and a more cautious demand environment across the law enforcement and defense sectors. These dynamics have reinforced the importance of programs like STEP, which provide affordable, recurring access to immersive training systems even when procurement cycles slow down. Our development efforts related to the U.S. Army’s IVAS program also advanced during the quarter, including expanded recoil kit validation and reliability testing, which are key steps as we prepare for a potential transition into the production phase. Alongside this, demand for our V-XR platform continues to build, with the first delivery expected in Q2 and additional units already in process.

“With more focused sales and marketing functions, we’re engaging priority agencies more directly and improving conversion across channels. As part of this effort, we reentered the General Services Administration (GSA) procurement program in Q1 with standardized product bundles, enabling eligible agencies to purchase directly from a federal catalog and reducing friction in the purchasing process. VirTra is positioned to convert opportunity into growth in the quarters ahead. Our focus remains on disciplined execution and aligning closely with the evolving training needs of our customers.”

First Quarter 2025 Financial Results

Note: Q1 2024 financials presented below reflect a restatement made in Q4 2024 to adjust the timing of revenue recognition associated with a 2021 international sale.

Total revenue for the first quarter was $7.2 million, compared to $7.3 million in the prior year period. The 3% decrease was primarily driven by delayed deliveries on several customer orders booked in Q4 2024, which pushed revenue recognition into future quarters.

Gross profit for the first quarter improved to $5.2 million (73% of total revenue), compared to $4.7 million (64% of total revenue) in the prior year period. The increase in gross margin reflects a 25% decrease in cost of sales, highlighting the Company’s operational efficiency gains and more favorable product mix.

Net operating expense for the first quarter was $3.8 million, a 6% decrease from $4.1 million in the prior year period. This decrease reflects ongoing cost discipline and optimization of internal resources while maintaining core growth initiatives.

Operating income for the first quarter more than doubled to $1.4 million, compared to $0.7 million in the prior year period.

Net income for the first quarter increased to $1.3 million, or $0.11 per diluted share (based on 11.3 million weighted average diluted shares outstanding), up from $0.5 million, or $0.04 per diluted share (based on 11.0 million weighted average diluted shares outstanding), in the first quarter of 2024.

Adjusted EBITDA, a non-GAAP metric, increased 22% $1.7 million, up from $1.4 million in the first quarter of 2024.

Cash and cash equivalents were $17.6 million at March 31, 2025, compared to $18.0 million at December 31, 2024. Working capital grew to $35.3 million, and the Company maintained a debt-light balance sheet, positioning it well for near- and long-term execution.

Financial Commentary

CFO Alanna Boudreau stated, “Our Q1 results reflect a steady shift in the right direction, with strong gross margins, disciplined cost management, and increased clarity on backlog conversion into future revenue. This greater visibility is supported by improved forecasting around STEP and capital orders, stronger contract structures, and more predictable customer delivery timelines. One key recent development was the enhancement of our STEP agreements, which now include full three-year commitments, converting what was previously uncertain renewal potential into reliable, recurring revenue, with renewal rates expected to continue around 95%.

“The steps we’ve taken over the past several quarters to improve execution and efficiency continue to gain traction and support our bottom-line results. With $17.6 million in cash and over $35 million in working capital, we remain well-positioned to pursue growth while navigating the timing uncertainties of government funding cycles. As new sales channels activate and V-XR adoption builds, we believe the Company is positioned for sustained top-line improvements throughout 2025.”

Conference Call

VirTra’s management will hold a conference call today (May 12, 2025) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chief Executive Officer John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13753538

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 26, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13753538

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended
	March 31,	March 31,	Increase	%
	2025	2024 (restated)	(Decrease)	Change

Net Income (Loss)	$1,264,060	$468,196	$795,864	170%
Adjustments:
Provision for income taxes	102,000	511,437	(409,437)	(80)%
Depreciation and amortization	316,640	236,547	80,093	34%
Interest (net)	(21,251)	54,575	75,826	139%
EBITDA	1,661,449	1,270,755	390,694	31%
Right of use amortization	41,864	127,893	(86,029)	(67)%

Adjusted EBITDA	$1,703,313	$1,398,648	$304,665	22%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risks and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

- Financial Tables to Follow -

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$17,612,626	$18,040,827
Accounts receivable, net	8,905,570	8,005,452
Inventory, net	14,987,491	14,583,400
Unbilled revenue	2,108,976	2,570,441
Prepaid expenses and other current assets	1,616,686	1,273,115
Total current assets	45,231,349	44,473,235
Long-term assets:
Property and equipment, net	16,318,615	16,204,663
Operating lease right-of-use asset, net	395,231	437,095
Intangible assets, net	556,429	558,651
Security deposits, long-term	35,691	35,691
Other assets, long-term	148,177	148,177
Deferred tax asset, net	4,111,630	3,595,574
Total long-term assets	21,565,773	20,979,851
Total assets	$66,797,122	$65,453,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,216,094	$957,384
Accrued compensation and related costs	1,094,053	1,253,544
Accrued expenses and other current liabilities	1,006,591	657,114
Note payable, current	228,452	230,787
Operating lease liability, short-term	192,669	192,410
Deferred revenue, short-term	6,235,630	6,355,316
Total current liabilities	9,973,489	9,646,555
Long-term liabilities:
Deferred revenue, long-term	2,113,385	2,282,996
Note payable, long-term	7,504,157	7,567,536
Operating lease liability, long-term	221,628	265,111
Other long term liabilities	-	-
Total long-term liabilities	9,839,170	10,115,643
Total liabilities	19,812,659	19,762,198

Commitments and contingencies (See Note 11)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,260,209 and 11,255,709 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1,126	1,125
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	32,944,626	32,915,112
Retained Earnings	14,038,711	12,774,651
Total stockholders’ equity	46,984,463	45,690,888
Total liabilities and stockholders’ equity	$66,797,122	$65,453,086

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended March 31,
	2025	2024
		(restated)
Revenues:
Net sales	$7,160,247	$7,346,421
Total revenue	7,160,247	7,346,421

Cost of sales	1,963,367	2,632,257

Gross profit	5,196,880	4,714,164

Operating expenses:
General and administrative	3,219,950	3,370,422
Research and development	609,127	693,380

Net operating expense	3,829,077	4,063,802

Income from operations	1,367,803	650,362

Other income (expense):
Other income	72,010	396,693
Other (expense)	(73,753)	(67,422)

Net other income (expense)	(1,743)	329,271

Income before provision for income taxes	1,366,060	979,633

Provision for income taxes	102,000	511,437

Net income	$1,264,060	$468,196

Net income per common share:
Basic	$0.11	$0.04
Diluted	$0.11	$0.04

Weighted average shares outstanding:
Basic	11,162,037	10,959,298
Diluted	11,162,037	10,961,188

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
	2025	2024
		(Restated)
Cash flows from operating activities:
Net income (loss)	$1,264,060	$468,196
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	316,640	236,547
Right of use amortization	41,864	127,893
Employee stock compensation	29,514	139,999
Bad debt expense	(15,334)	245,089
Changes in operating assets and liabilities:
Accounts receivable, net	(884,782)	5,926,870
Inventory, net	(404,091)	112,420
Deferred taxes	(516,055)	(33,203)
Unbilled revenue	461,463	(571,759)
Prepaid expenses and other current assets	(343,571)	74,091
Accounts payable and other accrued expenses	448,503	(246,905)
Operating lease right of use	(43,223)	(137,291)
Deferred revenue	(289,297)	(1,205,438)
Net cash provided by operating activities	65,691	5,136,509

Cash flows from investing activities:
Purchase of intangible assets	-	-
Purchase of property and equipment	(428,371)	(1,546,772)
Net cash (used in) investing activities	(428,371)	(1,546,772)

Cash flows from financing activities:
Principal payments of debt	(65,521)	(35,152)
Stock issued for options exercised	-	10,750
Net cash (used in) financing activities	(65,521)	(24,402)

Net increase (decrease) in cash	(428,201)	3,565,335
Cash and restricted cash, beginning of period	18,040,827	18,849,842
Cash and restricted cash, end of period	$17,612,626	$22,415,177

Supplemental disclosure of cash flow information:
Income taxes paid (refunded)	$20,951	$24,002
Interest paid	$56,974	$61,552